Exhibit 99.1

FOR IMMEDIATE RELEASE July 15th, 2008

IPTIMIZE ADDS CHIEF FINANCIAL OFFICER DONALD W. PROSSER TO

EXECUTIVE LEADERSHIP TEAM

Denver, CO, July 15, 2008 – IPtimize, Inc. (Pink Sheets: IPZI, “IPtimize”), a broadband voice and data service provider, announced today that it has named Donald W. Prosser to the position of Chief Financial Officer for the company. Mr. Prosser has been working as a financial consultant with IPtimize since March 1, 2008 and his appointment is effective immediately.

Prior to working with IPtimize, Mr. Prosser served as Chief Financial Officer of VCG Holding Corp. (NASDAQ: VCGH, “VCG”), increasing the market cap for the company from $3 million to $160 million. He also worked with three publicly-traded companies prior to his position at VCG, including Chartwell International, Inc., a publisher of high school athletic information and recruiting services; Inform Worldwide Holdings Inc., a computer equipment and Internet services provider; and NetCommerce, Inc., an Internet services provider. Mr. Prosser has also served as a director of Arête Industries, Inc. since 2003.

Mr. Prosser received a Bachelor of Arts degree in Accounting and History and a Master of Arts degree in Taxation from Western State College of Colorado. He has been a licensed Certified Public Accountant in the State of Colorado since 1975 and he has maintained a private practice since 1992.

“Adding Mr. Prosser to IPtimize’s executive team is an important milestone for IPtimize. His expertise and knowledge of U.S. GAAP and the U.S. capital markets will help us develop more rigorous discipline in our financial reporting, corporate governance, and investor communications – all of which are essential elements on our path to eventually becoming a NASDAQ listed stock,” said Chairman and CEO Ron Pitcock. “We are excited to have a professional with Don’s credentials and experience as a member of our team.”

About IPtimize, Inc.

IPtimize is a broadband voice and data service provider focused on connecting, adapting and managing commercial and residential IP services for select industry channels. Utilizing proven, standards-based Internet delivery technologies, IPtimize enables its customers to offer business-class bundled services that are easy to implement and network. The solutions/services are carrier and terminal equipment agnostic, cost efficient, fully monitored and supported. IPtimize works directly with leading international network providers to simplify each customer’s competitive navigation and management of the voice business and other IP opportunities. For more information, visit www.iptimize.com.

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Contacts:
Corporate	Investor
October Strategies, Inc. for IPtimize	After Market Support, LLC
LaRae Marsik or Joanne Dant	Pamela Solly
(303) 471-4511, (303) 346-5527	(720) 489-4912
info@octoberstrategies.com	pamela.solly@aftermarketsupport.com

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.